                                                                       EXHIBIT 1













                             TORCHMARK CORPORATION







                               PROPOSED FORM OF

                            UNDERWRITING AGREEMENT

                     STANDARD PROVISIONS (PREFERRED STOCK)












January 19, 1994

     From time to time, Torchmark Corporation, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as "this Agreement". Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company proposes to issue from time to time shares of its Preferred Stock, par value $1.00 per share ("Preferred Stock"), in one or more series, which may be represented by depositary shares ("Depositary Shares" and together with the Preferred Stock, the "Securities") evidencing depositary receipts. Such securities may have varying designations, liquidation preferences per share, dividend rates or methods of calculation of dividend rates, and times of payment of dividends, offering prices, redemption terms and other terms. Any such securities are herein sometimes collectively referred to as the "Offered Securities".

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus or prospectuses relating to the Securities and will file with, or mail for filing to, the Commission a prospectus supplement or supplements specifically relating to any Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein. The term "Underwriters' Securities" means the Offered Securities to be purchased by the Underwriters herein. The term "Contract Securities" means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

     If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager or Managers named in the Underwriting Agreement (the "Manager") as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

     If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Securities comprising the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

The Company and the Underwriters agree as follows:

1. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

2. Payment and Delivery. Payment for the Underwriters' Securities shall be made by payment in full of the requisite amount of funds specified in the Underwriting Agreement and in accordance with the procedures set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the "Closing Date".

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3.   Conditions of Underwriters' Obligations.  The several  obligations of the
Underwriters hereunder are subject to the  following conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date. The officer signing and delivering the certificate may rely upon the best of his knowledge as to proceedings threatened.

     (b) The Manager shall have received on the Closing Date an opinion of Samuel E. Upchurch, Jr., Esq., Vice President and General Counsel for the Company, dated the Closing Date, in substantially the form set forth as Exhibit A.

     (c) The Manager shall have received on the Closing Date an opinion of Hughes & Luce, L.L.P., special counsel for the Company, dated the Closing Date, in substantially the form set forth as Exhibit B.

     (d) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in substantially the form set forth as Exhibit C.

     (e) The Manager shall have received on the date of the Underwriting Agreement a letter dated such date and on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to the Manager, from KPMG Peat Marwick, independent certified public accountants, containing statements and information of the type ordinarily included in accountants' "cold comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

4. Certain Covenants of the Company. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

     (a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement, Prospectus or preliminary prospectus shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are deemed to be incorporated by reference in the Prospectus;

     (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement;

     (c) If, during such period after the commencement of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered with respect thereto, any event shall occur as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith at its own expense, to amend or to supplement the Prospectus and to furnish such amendment or supplement to the Underwriters, so as to correct such statement or omission or effect such compliance;

     (d) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification; and

     (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve month period beginning after the date of the Underwriting Agreement (but in no event commencing later than 90 days after such date), which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder and to advise the Manager in writing when such statement has been made available.

5. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied

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or will comply when so filed in all material respects with the  Exchange Act and the applicable rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Offered Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the above representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities if such untrue statement or omission or alleged untrue statement or omission made in any preliminary

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prospectus is eliminated or remedied in the Prospectus (copies  of which were delivered to such Underwriter) and a copy of the Prospectus (excluding documents incorporated by reference) has not been furnished to such person at or prior to the written confirmation of the sale of such Offered Securities to such person.

     (b) Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

     (c) If any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be paid as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the immediately preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying

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party agrees to indemnify the indemnified party from and  against any loss or liability by reason of such settlement or  judgment.

     (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(b) or 6(c) in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the Offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

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Notwithstanding the provisions of this Section 6, no  Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter's obligations to contribute pursuant to this Section 6 are several, in proportion to the respective amounts of Offered Securities purchased by each of such Underwriters, and not joint.

     (f) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or buyer on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

7. Termination in Certain Events. This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or on any other exchange on which the Offered Securities are listed, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude and severity in its effect on the financial markets of the United States, or (iv) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, and (b) such event singly or together with any other such event makes it, in the reasonable judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

8. Defaulting Underwriters. If any one or more of the Underwriters shall default in its or their obligations to take up and pay for the Offered Securities or otherwise fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder, and the aggregate number of shares or depositary shares of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of shares or depositary shares of the Offered Securities, the non-defaulting Underwriters or the Company may make arrangements satisfactory to the Company and the non-defaulting Underwriters for the purchase of such Offered Securities, but if no such arrangements are made, the non-defaulting Underwriters shall be obligated severally in the proportions which the aggregate number of shares or depositary shares of Offered Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate number of shares or depositary shares of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the number of shares or depositary shares of Offered Securities which any non-defaulting Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such number of shares or depositary shares of Offered Securities without the written consent of such non-defaulting Underwriter. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of shares or depositary shares of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate number of shares or depositary shares of the Offered Securities, and arrangements satisfactory to the Manager and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Reimbursement of Underwriters' Expenses. If this Agreement shall be terminated by the Underwriters or any of them because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel itemized in detail reasonably satisfactory to the Company) reasonably incurred by such Underwriters in connection with the Offered Securities.

10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. Parties In Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and the controlling persons, directors and officers referred to in Section 6 hereof, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

13. Section Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Schedule I


                   DELAYED DELIVERY CONTRACT


                                                             _____________, 199_

Torchmark Corporation
2001 Third Avenue South
Birmingham, Alabama 35233

Dear Sirs:

The undersigned hereby agrees to purchase from Torchmark Corporation, a Delaware corporation (the "Company"), and the Company agrees to sell to the
undersigned         shares of the Company's [title of issue] (the  "Offered
Securities")] offered by the Company's Prospectus dated _________ __, 1994 and Prospectus Supplement dated ___________, 199_, receipt of copies of which is
hereby  acknowledged, at a purchase price of            , plus accrued dividends
on the Offered Securities from ___________, 199_ to the delivery date or dates thereof and on the further terms and conditions set forth in this contract.

The undersigned does not contemplate selling Offered Securities prior to making payment therefor.

The undersigned will purchase from the Company the amounts of Offered Securities on the delivery dates set forth below:

Each such date on which Offered Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

Payment for the Offered Securities which the undersigned has agreed to purchase on each Delivery Date shall be made in U.S. dollars (specify foreign currency or currency unit if payment is to be made otherwise than in U.S. dollars) by certified or official bank check or checks payable to the Company or by bank wire transfer) (by bank wire transfer) (in New York Clearing House funds) (in
immediately available funds) at the  office of           , New York, N.Y., at
10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Offered Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date. The obligation of the undersigned to take delivery of and make payment for the Offered Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Offered Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Offered Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

Failure to take delivery of and make payment for Offered Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

This contract shall be governed by and construed in accordance with the laws of the State of New York.

                                         Yours very truly,



                                         ___________________________________
                                         (Purchaser)

                                         By:_________________________________

                                         ___________________________________
                                         (Title)

                                         ___________________________________

                                         ___________________________________
                                         (Address)

Accepted:

TORCHMARK CORPORATION


By:________________________
Title:

         PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING

The name, telephone number and department of the representatives of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)


         Name                 Telephone No.             Department
                          (Including Area Code)

                                   EXHIBIT A




               FORM OF OPINION OF SAMUEL E. UPCHURCH, JR., ESQ.

                            COUNSEL FOR THE COMPANY

                                    [Date]


(Name and Address of Manager)

Ladies and Gentlemen:

     I am Vice President, General Counsel and Secretary of Torchmark Corporation, a Delaware corporation (the "Company"), and, as such, have served as counsel for the Company in connection with the issuance and sale to the several Underwriters named in the Underwriting Agreement dated
(the "Underwriting Agreement")  of             shares of Preferred Stock, par
value $1.00 per share ("Preferred Stock"), in one or more series, which may be represented by depositary shares ("Depositary Shares" and together with the Preferred Stock, the "Securities") evidencing depositary receipts, of the Company.

     I am familiar with and have examined such documents and records as I deemed necessary to render this opinion, including the following:

                                 [to be added]

     In my examination I have assumed but have not independently verified the genuineness of all signatures on all documents examined by me, the conformity to original documents of all documents submitted to us as certified or facsimile copies and the authenticity of all such documents.

     Based on the foregoing, and subject to the qualifications hereinafter set forth, I am of the opinion that:

     (i) the Company (l) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and (2) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

     (ii) each of Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company and United Investors Management Company (collectively the "Designated Subsidiaries"), (l) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and (2) all of the issued shares of capital stock of each such Designated Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are wholly-owned directly or indirectly by the Company free and clear of any encumbrance, equity or claim;

     (iii) each Designated Subsidiary is duly qualified and/or licensed to transact the business of insurance and is in good standing in each jurisdiction in which, during either of the last two calendar years, it wrote five percent (5%) or more of the total premiums written by it;

     (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company except as rights to indemnity and contribution thereunder may be limited under applicable law;

     [(v)   the Delayed Delivery Contracts have been duly  authorized, executed and delivered by the Company and are valid and binding agreements of the Company in accordance with their terms;]

     (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, and the issuance and sale of the Securities as contemplated in the Underwriting Agreement, will not contravene any provision of applicable law or the Certificate of Incorporation or By-Laws, as amended, of the Company or, to my knowledge, any agreement or other instrument binding upon the Company, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except as are specified and have been obtained;

     (vii) after due inquiry, I do not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which is required to be described in the Registration Statement or the Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and

     (viii) I am of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, notes, and schedules and other financial and statistical data included or incorporated by reference in such documents, as to which I express no opinion) complied as to form when filed with the Securities and Exchange Commission in all material respects with the Securities Act of 1933, as amended, and the rules and the regulations of the Securities and Exchange Commission thereunder.

     I am licensed to practice law only in the State of Alabama, and, accordingly, I offer no opinion as to the application of decisions or statutory law (including conflict of law rules) of any jurisdiction other than the States of Alabama and Delaware and the United States of America. As to all matters governed by the laws of the State of New York, I have relied on the opinion dated today of your counsel, Davis Polk & Wardwell.

     This opinion is delivered pursuant to Section 3(b) of the Underwriting Agreement and is intended solely for your use as Underwriters. As such, it may not be relied upon by any other person or for any other purpose other than for the legal conclusions expressed herein.

                                       Very truly yours,



                                       Samuel E. Upchurch, Jr., Esq.

                                   EXHIBIT B






                   FORM OF OPINION OF HUGHES & LUCE, L.L.P.

                        SPECIAL COUNSEL FOR THE COMPANY


                                    [Date]


[Name and Address of Manager]

Ladies and Gentlemen:

     We have acted as special counsel for Torchmark Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company to the several Underwriters named in the Underwriting Agreement dated
(the "Underwriting Agreement")  of             shares of Preferred Stock, par
value $1.00 per share ("Preferred Stock"), in one or more series, which may be represented by depositary shares ("Depositary Shares" and together with the Preferred Stock, the "Securities") evidencing depositary receipts, of the Company. Terms used in this opinion and not otherwise defined have the same meanings as in the Underwriting Agreement.

     As special counsel we have examined the Underwriting Agreement, the forms of Securities, the Registration Statement and the Prospectus, and originals or copies of certain corporate documents of the Company; certificates and statements of public officials, corporate agents, officers of the Company, and other persons; and such other documents as we have deemed necessary as a basis for our opinions set forth below. In this connection, we have assumed the genuineness of all signatures and the authenticity and correctness of all copies of documents examined. Also, we have relied upon such certificates and statements of public officials, corporate agents, officers of the Company, and other persons with respect to the accuracy of material factual matters that were not independently established.

     Based on the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

     (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company;

     (ii) the Securities have been duly and validly authorized and issued and, when delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement [or by institutional investors pursuant to Delayed Delivery Contracts], will be fully paid and non assessable;

     (iii) the statements in the Prospectus under "Description of Torchmark Capital Stock" and ["Underwriting" or "Plan of Distribution", as applicable], and the statements in the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

     (iv) we are of the opinion that the Registration Statement and the Prospectus (other than the financial statements, notes, and schedules and other financial and statistical data included or incorporated by reference in such documents, as to which we express no opinion) comply as to form in all material respects with the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (1) we have no reason to believe that the Registration Statement and the Prospectus included therein (other than the financial statements, notes, and schedules and other financial and statistical data included or incorporated by reference in such documents, as to which we express no belief) at the time the registration statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) we have no reason to believe that (except as aforesaid) the Registration Statement and the Prospectus, as of the date of the Prospectus

Supplement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus, as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     We are members of the Bar of the State of Texas, and this opinion is limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware, and the United States of America. As to all matters governed by the laws of the State of New York, we have relied on the opinion dated today of your counsel, Davis Polk & Wardwell.

     This opinion is being delivered to you in connection with the Underwriting Agreement and the transactions contemplated by the Underwriting Agreement, and may not be relied on by any other person or for any other purpose without our prior written consent.

                                       Very truly yours,


                                       Hughes & Luce, L.L.P.

                                   EXHIBIT C




                   FORM OF OPINION OF DAVIS POLK & WARDWELL

                         COUNSEL FOR THE UNDERWRITERS


                                    [Date]


[Name and Address of Manager]


Ladies and Gentlemen:

     We have acted as counsel for you, as representative of the several underwriters (the "Underwriters") named in the Underwriting Agreement dated
                (the "Underwriting Agreement") with Torchmark Corporation (the "Company"), in connection with the purchase by the several Underwriters of shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), in one or more series, which may be represented by depositary shares ("Depositary Shares" and together with the Preferred Stock, the "Securities") evidencing depositary receipts, of the Company. Terms used in this opinion and not otherwise defined have the same meanings as in the Underwriting Agreement.

     We have examined an executed copy of the Underwriting Agreement, [and of certain delayed delivery contracts substantially in the form of Schedule I attached to the Underwriting Agreement (the "Delayed Delivery Contracts")] and forms of the Securities. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

     We have participated in the preparation of the Company's  registration
statement on Form S-3 (File No. 33-   ) [and  Amendment No. 1 thereto] (other
than, in each case, the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents")) filed with the Securities and Exchange commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"). Although we did not participate in the preparation of the Incorporated Documents, we have reviewed such documents. In addition, we have reviewed evidence that the registration statement [as amended] was declared effective under the Act. The registration statement (including the Incorporated Documents and the prospectus supplement dated ___________, 199_ specifically relating to the Securities (the "Prospectus Supplement")) as amended to the date of the Prospectus Supplement is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement as supplemented by the Prospectus Supplement is hereinafter referred to as the "Prospectus".

Upon the basis of the foregoing, we are of the opinion that:

     (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law; and

     [(ii) the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company.]

     We have considered the matters required to be included in the Registration Statement and Prospectus and the information contain therein. In our opinion, the statements in the Prospectus under the captions "Description of Torchmark Capital Stock" and ["Underwriting" or "Plan of Distribution", as applicable], insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for with respect to such documents.

     We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, (i) we are of the opinion that the Registration Statement and Prospectus (other than the financial statements, notes, and schedules and other financial and statistical data included or incorporated by reference in such documents, as to which we express no opinion) comply as to form in all material respects with the

Act and the rules and regulations of the Commission thereunder, and (ii) we have no reason to believe that the Registration Statement and Prospectus (other than the financial statements, notes, and schedules and other financial and statistical data included or incorporated by reference in such documents, as to which we express no opinion), as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus (except as aforesaid), as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     We have examined the opinions of Samuel E. Upchurch, Jr., Esq., counsel for the Company and Hughes & Luce, L.L.P., special counsel for the Company, each dated today and delivered to you pursuant to Articles 3(b) and 3(c) respectively of the Underwriting Agreement, and we believe that such opinions are substantially responsive to the requirements therefor. We have also examined the letters dated [date] and today of KPMG Peat Marwick, independent public accountants, relating to the financial statements included in the Registration Statement and certain other matters referred to in such letters. We participated in discussions with representatives of KPMG Peat Marwick, and your representatives relating to the forms of such letters and we believe that they are substantially in the forms agreed to.



                                           Very truly yours,